Exhibit 77(i)

DIREXION DAILY ENERGY BEAR 1X SHARES (ERYY)
DIREXION DAILY FINANCIAL BEAR 1X SHARES (FAZZ)
DIREXION DAILY TECHNOLOGY BEAR 1X SHARES (TECZ)
DIREXION DAILY S&P BIOTECH BEAR 1X SHARES (LABS)
DIREXION DAILY CONSUMER STAPLES BEAR 1X SHARES (SPLZ)
DIREXION DAILY UTILITIES BEAR 1X SHARES (UTLZ)
DIREXION DAILY MSCI EUROPEAN FINANCIALS BEAR 1X SHARES (EUFS)
DIREXION DAILY GOLD MINERS INDEX BEAR 1X SHARES (MELT)

EACH A SERIES OF THE DIREXION SHARES ETF TRUST

Supplement dated September 1, 2017
to the Summary Prospectuses, Prospectus and
the Statement of Additional Information (“SAI”) dated February 28, 2017, as last supplemented April 20, 2017

Shares of the Direxion Daily Energy Bear 1X Shares, Direxion Daily Financial Bear 1X Shares, Direxion Daily Technology Bear 1X Shares, Direxion Daily S&P Biotech Bear 1X Shares, Direxion Daily Consumer Staples Bear 1X Shares, Direxion Daily Utilities Bear 1X Shares, Direxion Daily MSCI European Financials Bear 1X Shares and the Direxion Daily Gold Miners Index Bear 1X Shares (each a “Fund” and collectively, the “Funds”), will cease trading on the NYSE Arca, Inc. (“NYSE”) and will be closed to purchase by investors as of the close of regular trading on the NYSE on September 25, 2017 (the “Closing Date”). The Funds will not accept purchase orders after the Closing Date.

Shareholders may sell their holdings in each Fund prior to the Closing Date and customary brokerage charges may apply to these transactions. However, from September 26, 2017, through October 2, 2017 (the “Liquidation Date”), shareholders may only be able to sell their shares to certain broker-dealers and there is no assurance that there will be a market for the Funds’ shares during this time period. Between the Closing Date and the Liquidation Date, the Funds will be in the process of closing down and liquidating their portfolios. This process will result in each Fund increasing its cash holdings and, as a consequence, not tracking its underlying index.

On or about the Liquidation Date, the Funds will liquidate their assets and distribute cash pro rata to all remaining shareholders who have not previously redeemed or exchanged their shares. These distributions are taxable events. In addition, these payments to shareholders will include accrued capital gains and dividends, if any. As calculated on the Liquidation Date, each Fund’s net asset value will reflect the costs of closing the Fund. Once the distributions are complete, the Funds will terminate.

Rafferty Asset Management, LLC (“Rafferty”), the Funds’ investment adviser, informed the Board of Trustees (the “Board”) of the Direxion Shares ETF Trust of its view that the Funds could not continue to conduct their business and operations in an economically efficient manner over the long term due to the Funds’ inability to attract sufficient investment assets to maintain a competitive operating structure, thereby hindering their ability to operate efficiently, and recommended the Funds’ closure and liquidation to the Board. The Board determined, after considering Rafferty’s recommendation, that it is in the best interests of each Fund and its shareholders to liquidate and terminate the Funds as described above.

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For more information, please contact the Funds at (866) 476-7523.

Please retain this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION DAILY CYBER SECURITY & IT BULL 2X SHARES (HAKK)
DIREXION DAILY SILVER MINERS INDEX BEAR 2X SHARES (DULL)

EACH A SERIES OF THE DIREXION SHARES ETF TRUST

Supplement dated September 1, 2017
to the Summary Prospectuses, Prospectus and
the Statement of Additional Information (“SAI”) dated February 28, 2017, as last supplemented April 20, 2017

Shares of the Direxion Daily Cyber Security & IT Bull 2X Shares and the Direxion Daily Silver Miners Index Bear 2X Shares (each a “Fund” and collectively, the “Funds”), will cease trading on the NYSE Arca, Inc. (“NYSE”) and will be closed to purchase by investors as of the close of regular trading on the NYSE on September 25, 2017 (the “Closing Date”). The Funds will not accept purchase orders after the Closing Date.

Shareholders may sell their holdings in each Fund prior to the Closing Date and customary brokerage charges may apply to these transactions. However, from September 26, 2017, through October 2, 2017 (the “Liquidation Date”), shareholders may only be able to sell their shares to certain broker-dealers and there is no assurance that there will be a market for the Funds’ shares during this time period. Between the Closing Date and the Liquidation Date, the Funds will be in the process of closing down and liquidating their portfolios. This process will result in each Fund increasing its cash holdings and, as a consequence, not tracking its underlying index.

On or about the Liquidation Date, the Funds will liquidate their assets and distribute cash pro rata to all remaining shareholders who have not previously redeemed or exchanged their shares. These distributions are taxable events. In addition, these payments to shareholders will include accrued capital gains and dividends, if any. As calculated on the Liquidation Date, each Fund’s net asset value will reflect the costs of closing the Fund. Once the distributions are complete, the Funds will terminate.

Rafferty Asset Management, LLC (“Rafferty”), the Funds’ investment adviser, informed the Board of Trustees (the “Board”) of the Direxion Shares ETF Trust of its view that the Funds could not continue to conduct their business and operations in an economically efficient manner over the long term due to the Funds’ inability to attract sufficient investment assets to maintain a competitive operating structure, thereby hindering their ability to operate efficiently, and recommended the Funds’ closure and liquidation to the Board. The Board determined, after considering Rafferty’s recommendation, that it is in the best interests of each Fund and its shareholders to liquidate and terminate the Funds as described above.

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For more information, please contact the Funds at (866) 476-7523.

Please retain this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION DAILY HEALTHCARE BEAR 3X SHARES (SICK)
DIREXION DAILY HOMEBUILDERS & SUPPLIES BEAR 3X SHARES (CLAW)

EACH A SERIES OF THE DIREXION SHARES ETF TRUST

Supplement dated September 1, 2017
to the Summary Prospectuses, Prospectus and
the Statement of Additional Information (“SAI”) dated February 28, 2017, as last supplemented April 21, 2017

Shares of the Direxion Daily Healthcare Bear 3X Shares and the Direxion Daily Homebuilders & Supplies Bear 3X Shares (each a “Fund” and collectively, the “Funds”), will cease trading on the NYSE Arca, Inc. (“NYSE”) and will be closed to purchase by investors as of the close of regular trading on the NYSE on September 25, 2017 (the “Closing Date”). The Funds will not accept purchase orders after the Closing Date.

Shareholders may sell their holdings in each Fund prior to the Closing Date and customary brokerage charges may apply to these transactions. However, from September 26, 2017, through October 2, 2017 (the “Liquidation Date”), shareholders may only be able to sell their shares to certain broker-dealers and there is no assurance that there will be a market for the Funds’ shares during this time period. Between the Closing Date and the Liquidation Date, the Funds will be in the process of closing down and liquidating their portfolios. This process will result in each Fund increasing its cash holdings and, as a consequence, not tracking its underlying index.

On or about the Liquidation Date, the Funds will liquidate their assets and distribute cash pro rata to all remaining shareholders who have not previously redeemed or exchanged their shares. These distributions are taxable events. In addition, these payments to shareholders will include accrued capital gains and dividends, if any. As calculated on the Liquidation Date, each Fund’s net asset value will reflect the costs of closing the Fund. Once the distributions are complete, the Funds will terminate.

Rafferty Asset Management, LLC (“Rafferty”), the Funds’ investment adviser, informed the Board of Trustees (the “Board”) of the Direxion Shares ETF Trust of its view that the Funds could not continue to conduct their business and operations in an economically efficient manner over the long term due to the Funds’ inability to attract sufficient investment assets to maintain a competitive operating structure, thereby hindering their ability to operate efficiently, and recommended the Funds’ closure and liquidation to the Board. The Board determined, after considering Rafferty’s recommendation, that it is in the best interests of each Fund and its shareholders to liquidate and terminate the Funds as described above.

*      *      *      *      *

For more information, please contact the Funds at (866) 476-7523.

Please retain this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

Direxion Daily Emerging Markets Bond Bear 1X Shares
Direxion Daily Emerging Markets Bond Bull 2X Shares
Direxion Daily Emerging Markets Bond Bull 3X Shares (EMBU)

Supplement dated August 15, 2017 to the
Prospectus and Statement of Additional Information (“SAI”)
dated April 26, 2017, as last supplemented July 10, 2017

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved changes to the name, investment objective, investment strategy and underlying index of the Direxion Daily Emerging Markets Bond Bear 1X Shares (the “1X Fund”), Direxion Daily Emerging Markets Bond Bull 2X Shares (the “2X Fund”) and the Direxion Daily Emerging Markets Bond Bull 3X Shares (the “3X Fund”) (each a “Fund” and collectively the “Funds”).

Effective immediately, each Fund’s underlying index will change as shown in the table below and all references to each Fund’s Current Index in the Summary Prospectus, Prospectus and SAI will be replaced with the respective New Index:

Current Fund Name	Current Index	New Index
Direxion Daily Emerging Markets Bond Bear 1X Shares	J.P. Morgan Custom Emerging Markets Bond Index	J.P. Morgan EMBI® Global Core Index
Direxion Daily Emerging Markets Bond Bull 2X Shares	J.P. Morgan Custom Emerging Markets Bond Index	J.P. Morgan EMBI® Global Core Index
Direxion Daily Emerging Markets Bond Bull 3X Shares	J.P. Morgan Custom Emerging Markets Bond Index	J.P. Morgan EMBI® Global Core Index

Effective immediately, the description of each Fund’s Current Index in the Fund’s Prospectus and SAI will be replaced with the following description of the New Index:

New Index Description

J.P. Morgan EMBI® Global Core Index

The Index is a U.S. Dollar-denominated emerging markets debt index that tracks the total return performance of actively-traded external debt instruments in emerging market countries. An emerging market country’s external debt is the total debt owed to foreign creditors, such as to banks, foreign governments, or international financial institutions like the International Monetary Fund or the World Bank. In contrast, the internal debt is owed to domestic creditors. The Index limits the weights of countries with higher outstanding debt and increases the weights of countries with lower outstanding debt.

The Index includes both fixed-rate and floating-rate instruments issued by sovereign and quasi- sovereign entities from Index-eligible countries. Quasi-sovereign entities are entities whose securities are either 100% owned by their respective governments or subject to a 100% guarantee that does not rise to the level of constituting the full faith and credit of such governments. Only those instruments which: (i) are denominated in U.S. Dollars; (ii) have a current face amount outstanding of $1 billion or more; (iii) have at least two years until maturity; (iv) are able to settle internationally through Euroclear or another institution domiciled outside the issuing country; and (v) have bid and offer prices that are available on a daily and timely basis, are considered for inclusion in the Index. The Index consists of both investment-grade and non-investment-grade bonds (also known as “junk bonds”). Convertible bonds are not eligible for inclusion in the Index. The Index is rebalanced monthly on the last business day of the month.

As of August 14, 2017, the Index included 374 constituents from the following 55 countries: Angola, Argentina, Azerbaijan, Bolivia, Brazil, Chile, China, Colombia, Costa Rica, Cote D’Ivoire, Croatia, Dominican Republic, Ecuador, Egypt, El Salvador, Ethiopia, Gabon, Ghana, Hungary, India, Indonesia, Iraq, Jamaica, Jordan, Kazakhstan, Kenya, Lebanon, Lithuania, Malaysia, Mexico, Mongolia, Morocco, Nigeria, Oman, Pakistan, Panama, Paraguay, Peru, Philippines, Poland, Romania, Russia, Senegal, Serbia, Slovak Republic, South Africa, Sri Lanka, Trinidad and Tobago, Tunisia, Turkey, Ukraine, Uruguay, Venezuela, Vietnam, and Zambia and the Index’s five highest weighted countries were Mexico, Indonesia, Russia, Turkey and Philippines.

In addition, in each Fund’s Summary Prospectus and on page 3 of the 1X Fund’s statutory Prospectus, page 3 of the 2X Fund’s statutory Prospectus and page 189 of the 3X Fund’s statutory Prospectus, the paragraph immediately following the table under “Principal Investment Risks - Effects of Compounding and Market Volatility Risk” is replaced with the following:

The Index’s annualized historical volatility rate for the five-year period ended December 31, 2016 was 5.33%. The Index’s highest volatility rate for any one calendar year during the five-year period was 6.81% and volatility for a shorter period of time may have been substantially higher. The Index’s annualized performance for the five-year period ended December 31, 2016 was 5.80%. Historical Index volatility and performance are not indications of what the Index volatility and performance will be in the future. The volatility of ETFs or instruments that reflect the value of the Index, such as swaps, may differ from the volatility of the Index.

Finally, on page 18 of the statutory Prospectus for the 1X Fund, page 19 of the statutory Prospectus for the 2X Fund and on page 228 of the statutory Prospectus for the 3X Fund, in the section titled “Additional Information Regarding Investment Techniques and Policies - Market Volatility,” the table titled “Table 2 – Historic Volatility of each Fund’s Benchmark Index” is revised as follows to include the New Index’s annualized volatility rate for the five-year period ended December 31, 2016:

Index	5-Year Historical Volatility Rate
J.P. Morgan EMBI® Global Core Index	5.33%

For more information, please contact the Funds at (866) 476-7523.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY SMALL CAP BULL 1.25X SHARES (LLSC)

Supplement dated October 2, 2017 to the
Summary Prospectus, Prospectus and Statement of Additional Information (“SAI”)
dated February 28, 2017, as last supplemented

Effective December 1, 2017, the underlying index for the Direxion Daily Small Cap Bull 1.25X Shares (the “Fund”) will change as shown in the table below:

Current Index	New Index
Russell 2000® Index	S&P SmallCap 600® Index

All references to the Current Index in the Summary Prospectus, Prospectus and SAI will be replaced with the New Index, and all descriptions of the Current Index in the Summary Prospectus, Prospectus and SAI will be replaced with the following description of the New Index:

S&P SmallCap 600® Index

The Index attempts to measure the performance of 600 small-capitalization companies in the U.S. The Index is a float-adjusted market capitalization weighted index. Standard & Poor’s® selects companies with unadjusted market capitalizations of $450 million to $2.1 billion (USD) and based on market values, liquidity, financial viability and industry diversification.

As of August 31, 2017 the Index consisted of 601 constituents, which had a median total market capitalization of $1.1 billion, total market capitalizations ranging from $44.9 million to $4.5 billion and were concentrated in the industrials, financials, consumer discretionary and information technology sectors.

In addition, in the Fund’s Summary Prospectus the paragraph immediately following the table under “Principal Investment Risks - Effects of Compounding and Market Volatility Risk” is replaced with the following:

The Index’s annualized historical volatility rate for the five year period ended December 31, 2016 was 15.93%. The Index’s highest volatility rate for any one calendar year during the five-year period was 17.62% and volatility for a shorter period of time may have been substantially higher. The Index’s annualized performance for the five-year period ended December 31, 2016 was 16.60%. Historical Index volatility and performance are not indications of what the Index volatility and performance will be in the future. The volatility of ETFs or instruments that reflect the value of the Index, such as swaps, may differ from the volatility of the Index.

Also, in the Fund’s Summary Prospectus under “Principal Investment Risks” and on page 22 of the statutory Prospectus under “Additional Information Regarding Principal Risks,” the following risks are added.

Consumer Discretionary Sector Risk — The Fund may invest in, and/or have exposure to, the securities of companies in the consumer discretionary sector. Because companies in the consumer discretionary sector manufacture products and provide discretionary services directly to the consumer, the success of these companies is tied closely to the performance of the overall domestic and international economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Also, companies in the consumer discretionary sector may be subject to severe competition, which may have an adverse impact on a company’s profitability. Changes in demographics and consumer tastes also can affect the demand for, and success of, consumer discretionary products in the marketplace.

Industrials Sector Risk — The Fund may invest in, and/or have exposure to, the securities of companies in the industrials sector. Stock prices of issuers in the industrials sector are affected by supply and demand both for their specific product or service and for industrials sector products in general. Government regulation, world events and economic conditions will also affect the performance of investments in such issuers. Aerospace and defense companies, a component of the industrials sector, can be significantly affected by government spending policies because companies involved in this industry rely to a significant extent on U.S. and other government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by government defense spending policies which are typically under pressure from efforts to control government spending budgets. Transportation companies, another component of the industrials sector, are subject to cyclical performance and therefore investment in such companies may experience occasional sharp price movements which may result from changes in the economy, fuel prices, labor agreements and insurance costs.

Finally, on page 18 of the statutory Prospectus, in the section titled “Additional Information Regarding Investment Techniques and Policies - Market Volatility,” the table titled “Table 2 – Historic Volatility of each Fund’s Benchmark Index” is revised as follows to include the New Index’s annualized volatility rate for the five- year period ended December 31, 2016:

Index	5-Year Historical Volatility Rate
S&P SmallCap® 600 Index	15.93%

For more information, please contact the Funds at (866) 476-7523.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.